EXHIBIT 99.2

I, ARTHUR GARRISON, HEREBY RESIGN AS A DIRECTOR OF AUTEC ASSOCIATES, INC. A FLORIDA CORPORATION.

Dated: February 26, 2004

/s/ Arthur Garrison

ARTHUR GARRISON